UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 30, 2020, NewAge, Inc.(the “Company”) entered into a Securities Purchase Agreement (the “SPA”) between Company, and the Subsidiary Guarantors named therein, and certain Purchasers named therein pursuant to which the Company agreed to sell to the Purchasers, in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Act”), (a) 8.00% Original Issue Discount Senior Secured Notes with an initial principal balance of $32,432,000 (the “Notes”), (b) 800,000 shares of common stock (the “Commitment Shares”), (c) Class A Warrants to purchase 750,000 shares of Common Stock (the “Class A Warrants”), and (d) Class B Warrants to purchase 750,000 shares of Common Stock (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”). The Company received gross proceeds of $30,000,000. The Notes are secured under the Security Agreement (the “Security Agreement”) with the Purchasers. The Private Placement closed on December 1, 2020.

The Guarantors have agreed, jointly and severally, to unconditionally guarantee the debt, liabilities, and obligations of the Company under the SPA, Note, and other transaction documents.

The Company has agreed to file a registration statement under the Act registering the resale of the Commitment Shares and the shares of Common Stock underlying the Warrants no later than January 31, 2021 and to cause the registration statement to be declared effective no later than March 31, 2021.

The Company has agreed to provide customary indemnification to the Purchasers and their affiliates.

A.G.P / Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent in connection with the Private Placement under the terms of a Debt Private Placement Engagement Agreement, dated August 18, 2020, between the Company and the Placement Agent.

Senior Secured Notes and Security Agreement

On December 1, 2020, the Company issued the Notes to the Purchasers. The Notes have an initial principal balance of $32,432,000. The Notes bear interest at an annual rate of 8.00% and mature on December 1, 2022. Interest on the Notes is payable monthly in arears commencing on December 31, 2020.

Beginning in February 2020, each month the Purchasers may require the Company to make a payment of principal in cash in an amount of up to $1,000,000. Beginning in May 2021, Purchasers may require the Company to make a payment of principal in cash in an amount of up to $2,000,000. The Company may prepay all or a portion of the outstanding principal amount of the Note at any time.

The obligations of the Company under the Notes are secured by substantially all of the assets of the Company and its subsidiaries, including all personal property and all proceeds and products thereof, goods, contract rights and other general intangibles, accounts receivable, intellectual property, equipment, and deposit accounts and a lien on certain real estate. The Notes contains certain restrictions and covenants, which, among other things, subject to certain exceptions, restrict the Company’s ability to incur additional debt or make guarantees, sell assets, make investments or loans, make distributions or create liens or other encumbrances. The Notes also require that the Company comply with certain financial covenants, including maintaining minimum cash, minimum adjusted EBITDA, minimum revenue, and a maximum ratio of cash in foreign bank accounts to cash in U.S. deposit accounts subject to account control agreements.

The Note contains customary events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, breaches of representations and warranties, certain cross defaults, certain bankruptcy related events, monetary judgments defaults, material adverse effect defaults, change of management defaults, and a change in control. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and become immediately due and payable and interest on the obligations increases to an annual rate of 12.00%.

Warrants

On December 1, 2020, under the Purchase Agreement, the Company issued the Class A Warrants and Class B Warrants. The Class A Warrants entitle the Purchasers to acquire an aggregate of 750,000 shares of Common Stock. The Class A Warrants have an initial exercise price of $3.75 per share, subject to adjustment in certain circumstances. The Class B Warrants entitle the Purchasers to acquire an aggregate of 750,000 shares of Common Stock. The Class B Warrants have an initial exercise price of $5.75 per share, subject to adjustment in certain circumstances. The Warrants are exercisable until December 1, 2025. Exercise of the Warrants is subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Purchasers).

The summary of the Series A Warrant, Series B Warrant, SPA, Note, and Security Agreement in this Current Report on Form 8-K is qualified by reference to the full text of the Series A Warrant, Series B Warrant, SPA, Note, and Security Agreement, which are included as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The SPA has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants in the SPA were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may or may not be fully reflected in public disclosures by the Company or its subsidiaries or affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Commitment Shares and Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

ITEM 7.01. Regulation FD Disclosure.

On December 1, 2020, the Company issued a press release announcing the Company’s entry into the Purchase Agreement and the terms of the Private Placement, a copy of which is filed as Exhibit 99.1.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report are not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Series A Warrant, dated December 1, 2020

4.2	Series B Warrant, dated December 1, 2020

10.1*	Securities Purchase Agreement, dated November 30, 2020

10.2	Senior Secured Note, dated December 1, 2020

10.3	Security Agreement, dated December 1, 2020

99.1	Press Release dated December 1, 2020

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: December 1, 2020	By:	/s/ Gregory A. Gould
Gregory A. Gould Chief Financial Officer